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                      SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549


                                 FORM 8-K

                              CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report
(Date of earliest event reported): September 23, 1996
                                   ------------------

               Exact name of
Commission     Registrant                                 IRS Employer
File           as specified          State of             Identification
Number         in its charter        Incorporation        Number
- ----------     --------------        --------------       --------------

1-11439        ENOVA CORPORATION     California           33-0643023

1-3779         SAN DIEGO GAS &
               ELECTRIC COMPANY      California           95-1184800

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101 ASH STREET, SAN DIEGO, CALIFORNIA                               92101
- -------------------------------------------------------------------------
(Address of principal executive offices)                        (Zip Code)


                                                           (619) 696-2000
Registrant's telephone number, including area code-----------------------


- -------------------------------------------------------------------------
   (Former name or former address, if changed since last report.)







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                                   FORM 8-K



Item 5.  Other Events

On September 23, 1996 California's Governor Pete Wilson signed into law a bill on restructuring the electric utility industry. The legislation, which was unanimously passed by the California Legislature on August 31, 1996, mirrors much of the California Public Utilities Commission's restructuring order by providing for recovery of stranded investment and the establishment of a power exchange and independent system operator, as well as aiding the continuation of public-policy programs.

However, the bill contains a few key differences from the CPUC decision. Recovery of stranded costs will be accelerated to December 31, 2001 (instead of 2005). At the start of the new competitive market (scheduled for January 1, 1998), SDG&E will receive approximately $500 million from the proceeds of rate-reduction bonds issued by an agency of the State of California. These bonds will be repaid over ten years by SDG&E's residential and small commercial customers. Receipt of these funds will enable SDG&E to effect a decrease in rate base which, along with the retention of certain overcollected balancing accounts (which otherwise would have been refunded via future rates), will result in a reduction of residential and small commercial customers' rates by ten percent beginning in January 1998. These rates will remain at that level until approximately March 31, 2002. Until the earlier of that date or until transition cost recovery is complete, rates for industrial, agricultural and large commercial customers will be frozen at June 10, 1996 levels. If fuel costs change significantly, rates can be increased or decreased to compensate therefor, but cannot be increased above 9.985 cents per kwh. With certain exceptions, stranded costs not recovered by December 31, 2001 will not be collected from customers. Such costs, if any, would be written off as a charge against earnings.

The actual workings of the new law on restructuring the electric utility industry are subject to various risks and uncertainties. Although Enova Corporation and SDG&E believe that their expectations are based on reasonable assumptions, they can give no assurance that those expectations will be realized. Important factors that could cause actual results to differ materially from those discussed herein include the existence of or ability to create a market for the bonds, further political developments at both the state and federal levels, and the ability to effect a coordinated and orderly implementation of both this legislation and the CPUC's restructuring regulations.






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                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by theundersigned thereunto duly authorized.



                                       ENOVA CORPORATION
                                                and
                                SAN DIEGO GAS & ELECTRIC COMPANY

                                         (Registrants)


Date: September 24, 1996			By:                     /s/F.H. Ault
                                             --------------------------
                                                    F.H. Ault
                                          Vice President and Controller